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[LETTERHEAD OF COMPUTER HORIZON CORP.]


FOR IMMEDIATE RELEASE

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
 CONTACT:   Mike Shea, CFO                               Investors:    Lauren Felice
            David Reingold, Senior Vice President                      RF Binder Partners
            Computer Horizons Corp.                                    (212) 994-7541
            (973) 299-4000                                             lauren.felice@rfbinder.com
            mshea@computerhorizons.com                   Media:        Kate Rothen
            dreingol@computerhorizons.com                              RF Binder Partners
                                                                       (212) 994-7537
                                                                       kate.rothen@rfbinder.com
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               COMPUTER HORIZONS ACQUIRES RGII TECHNOLOGIES, INC.

   CHC ENTERS GROWING FEDERAL GOVERNMENT IT SERVICES MARKETPLACE WITH ADDITION OF PLATFORM COMPANY; EXPECTS RGII TO BE IMMEDIATELY ACCRETIVE TO EARNINGS


MOUNTAIN LAKES, NEW JERSEY, JULY 9, 2003 - Computer Horizons Corp. ("CHC") (Nasdaq: CHRZ), a strategic solutions and professional services company, announced today that it has acquired privately-held RGII Technologies, Inc. ("RGII"). The deal includes an up-front payment of approximately $21 million and an adjustable note with a face value of $10 million that is payable over three years. The ultimate value of the note will be based on RGII's performance against profitability objectives. The acquisition is expected to be immediately accretive to earnings for CHC.

Headquartered in Annapolis, Maryland, RGII is a solutions provider of high-end technology and program management to Federal, State and Local government agencies. Founded in 1990, RGII offers services and solutions in such areas as: enterprise management, network infrastructure, information assurance and security, web development and integration, program management, call management, engineering technology and technical services. In addition, RGII's unique proprietary software solution, known as "Monument(TM)," addresses Federal budget formulation processes. Supporting over 80 government customers, RGII has over 350 employees in regional and customer site offices across the continental U.S., with a large percentage of its employees holding U.S. government security clearances. In addition, three of RGII's facilities carry either Top Secret or Secret clearances.


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For calendar 2002, RGII revenues exceeded $33 million, having grown at a compounded annual rate of 64 percent since 1995. The firm has contracts with numerous Federal agencies, including the Department of State, the Department of Defense (primarily servicing the Office of the Secretary of Defense for Health Affairs (OSDHA) and the U.S. Navy) and the National Oceanic and Atmospheric Administration (NOAA) in the Department of Commerce. RGII derives approximately 50 percent of its business from the Department of Defense and 50 percent from civilian agencies. RGII is the prime contractor on more than 50 percent of its contracts. Clearly, RGII brings a successful track record to CHC, with strong revenue growth and excellent profitability.

RGII Technologies will be a wholly-owned subsidiary of CHC. Kathryn B. Freeland, founder and CEO of RGII, will continue to manage the subsidiary, which will be part of CHC's Solutions Group. CHC has negotiated a three-year employment agreement with Ms. Freeland and agreed to extended term employment agreements with several other key RGII employees. CHC expects that Ms. Freeland and her management team will continue to build upon their stellar accomplishments. For instance, Ms. Freeland and RGII have been recognized with a host of awards, including:

     o    2003 Maryland's Top 100 Women;

     o    Leadership Maryland Class of 2003;

     o    2002 Forty under Forty Award - Baltimore Business Journal;

     o Post Newsweek Technology Group's "2001 Industry Information Technology Award for Top Minority-Owned Firms;"

     o    Minority Enterprise Development - Woman Business Enterprise of the
          Year;

     o Maryland Department of Business and Economic Development's "2001 Techno Rising Star Award For Woman-Owned Business."

William J. Murphy, president and chief executive officer of Computer Horizons, said, "We are extremely pleased to welcome RGII and its employees to the CHC family, and we look forward to applying CHC's resources to help maximize RGII's potential. Acquiring a platform company in the Federal government IT services marketplace has been a long-term priority for CHC, and we believe RGII is an outstanding fit for us. While most experts agree that the overall IT Services sector continues to face sluggish growth prospects as corporate technology budgets continue to be squeezed


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and offshore outsourcing of technology jobs continues, the Federal government
IT sector remains a very strong market.

"In a January 2003 report, Gartner Dataquest said the industries that are projected to show the strongest growth in IT spending in 2003 and 2004 are government and healthcare. Key drivers of these increasing technology investments are Homeland Security, outsourcing and agency modernization projects. And, as we have previously reported, these are the markets of emphasis for CHC. Our guiding principle has been to maximize shareholder value by returning CHC to growth and profitability, while moving toward a goal of our Solutions business being the dominant component of CHC's total revenue. To get there, we recognized the need, early on, to re-align our business model, adjusting for the soft IT Services commercial market and focusing on the higher margin, less economically sensitive growth markets. To this end, we expanded our vertical market presence, formed CHC Healthcare Solutions in October 2002, and also increased our focus on the State and Local government markets. As we have said for several quarters, as part of this strategy we have been looking at selective acquisitions to bolster our presence in the government sector. RGII fits our search criteria perfectly.

"RGII will serve as the platform company that establishes CHC as a player in the Federal government IT market, and provides CHC the opportunity to introduce our extensive portfolio of Solutions offerings to RGII's customer base. We expect continued strong top-line growth from RGII, in the 15 percent range, and strong margins as well, which will provide for accretive contributions to our bottom line from day one," Murphy concluded.

Kathryn B. Freeland, founder and chief executive officer of RGII Technologies, Inc., said, "We are very excited to be joining the Computer Horizons team. We are impressed with CHC's quality reputation and are confident that RGII will fit in with CHC's culture and working style. With the resources of CHC behind us, coupled with our successful track record and close customer relationships we are confident that we can maintain our history of growth and profitability. We are enthusiastic about the opportunities ahead."

CONFERENCE CALL


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Computer Horizons will host a conference call today, July 9, 2003, at 10:00 a.m.
(EDT) to discuss its acquisition of RGII Technologies, Inc. The call can be accessed via the Internet at www.computerhorizons.com. A replay of the call will be available beginning at approximately 1:00 p.m. (EDT) today, through 5:00 p.m.
(EDT) on July 23, 2003. The replay may also be accessed via the Internet at www.computerhorizons.com or by calling 877-519-4471 (973-341-3080 from outside the United States) and entering the reservation number 4040641#.

ABOUT COMPUTER HORIZONS CORP.
Computer Horizons Corp. (Nasdaq: CHRZ) is a strategic solutions, and professional services company with more than thirty years of experience, specifically in information technology. The Company provides its services to a multi-national audience through its "bestshore" delivery centers located globally, and enabling its Fortune 2000 customer base to maximize technology investments. With the acquisition of RGII Technologies, Inc., CHC has expanded its government practice to include the Federal government sector, a growing market, in addition to various other vertical markets it serves, such as healthcare, insurance and financial services. CHC's wholly owned subsidiary, Chimes, uses its proprietary technology to enable its Global 2000 customer base to align and integrate business planning with human resource management across an enterprise's business functions. For more information on Computer Horizons, please visit our Web site at WWW.COMPUTERHORIZONS.COM.

EXCEPT FOR HISTORICAL INFORMATION, ALL OF THE STATEMENTS, EXPECTATIONS AND ASSUMPTIONS CONTAINED IN THE FOREGOING ARE "FORWARD-LOOKING STATEMENTS" (WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995) THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. IT IS POSSIBLE THAT THE ASSUMPTIONS MADE BY MANAGEMENT--INCLUDING, BUT NOT LIMITED TO, THOSE RELATING TO CONTRACT AWARDS, SERVICE OFFERINGS, MARKET OPPORTUNITIES, RESULTS, PERFORMANCE EXPECTATIONS, EXPECTATIONS OF COST SAVINGS, OR PROCEEDS FROM SALE OF CERTAIN OPERATIONS--MAY NOT MATERIALIZE.

ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED OR IMPLIED IN ANY FORWARD-LOOKING STATEMENTS. IN ADDITION TO THE ABOVE FACTORS, OTHER IMPORTANT FACTORS INCLUDE THE RISKS ASSOCIATED WITH UNFORESEEN TECHNICAL DIFFICULTIES, THE ABILITY TO MEET CUSTOMER REQUIREMENTS, MARKET ACCEPTANCE OF SERVICE OFFERINGS, CHANGES IN TECHNOLOGY AND STANDARDS, THE ABILITY TO COMPLETE COST-REDUCTION INITIATIVES, THE ABILITY TO EXECUTE THE SALE OF CERTAIN OPERATIONS OR OTHER INITIATIVES, DEPENDENCIES ON KEY EMPLOYEES, CUSTOMER SATISFACTION, AVAILABILITY OF TECHNICAL TALENT, DEPENDENCIES ON CERTAIN TECHNOLOGIES, DELAYS, MARKET ACCEPTANCE AND COMPETITION, AS WELL AS OTHER RISKS DESCRIBED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, PRESS RELEASES, AND OTHER COMMUNICATIONS.

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